UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 26, 2005

Date of Report (Date of earliest event reported)
THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21250	942615258

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Howard Street, San Francisco, CA	94105

(Address of principal executive offices)	(Zip Code)
(415) 278-7000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.2
EXHIBIT 99.1

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 26, 2005 the Board of Directors of The Gymboree Corporation (the “Company”) elected Matthew K. McCauley to serve as a member of the Board of Directors. Mr. McCauley, the Company’s President, will not serve on any board committee. There are no arrangements or understandings between Mr. McCauley and any other person pursuant to which he was selected as a director of the Company. On October 31, 2005, the Company issued a press release announcing Mr. McCauley’s election to the Board of Directors. The Company’s press release is filed as Exhibit 99.1 to this current report on Form 8-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 26, 2005, the Board of Directors of the Company approved amended and restated Bylaws of the Company (the “Restated Bylaws”). The Restated Bylaws amend and restate in its entirety the Company’s Bylaws and include an amendment to Section 3.2 to increase the number of authorized directors from seven (7) to eight (8).
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws of The Gymboree Corporation.

99.1	Press release of The Gymboree Corporation issued October 31, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Dated: October 31, 2005	By:	/s/	BLAIR W. LAMBERT

		Name:	Blair W. Lambert
		Title:	Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of The Gymboree Corporation.

99.1	Press release of The Gymboree Corporation issued October 31, 2005.